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                                                                    EXHIBIT 23.3



[FRANCIS S. L. YAN & CO. LETTERHEAD]




11th November 1997

Brighton Technologies Corporation
Allendale,
New Jersey,
U.S.A.

Dear Sir,

Audit for the year ended 31st December 1995
Re:  Brighton Electronics Corporation Limited


We hereby consent to the use in the Prospectus of Brighton Technologies Corporation our re-stated report of its subsidiary, Brighton Electronics Corporation Limited, for the year ended 31st December 1995, which is contained in that Prospectus.

We also consent to the reference to us under the caption 'Expert' in the Prospectus.


Yours faithfully,

/s/ Francis S.L. Yan & Co.

FRANCIS S.L. YAN & Co.
Certified Public Accountants.